UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

June 7, 2007

Medallion Financial Corp.

(Exact name of registrant as specified in its charter)

Delaware	814-00188	04-3291176
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

437 Madison Avenue, 38th Floor, New York, New York	10022
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (212) 328-2100

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT AND ITEM 2.03 CREATION OF A DIRECT FINANCIAL OBLIGATION.

On June 7, 2007, Medallion Financial Corp. (the “Company”) issued and sold $36,083,000 aggregate principal amount of unsecured fixed/floating rate junior subordinated notes due in 2037 to Medallion Financing Trust I (the “Trust”), a newly formed wholly-owned subsidiary of the Company (the “Notes”) and the Trust issued and sold $35,000,000 aggregate principal amount of preferred securities (liquidation amount $1,000 per security) to Merrill Lynch International (the “Preferred Securities”) and 1,083 shares of common securities to the Company (the “Common Securities,” and together with the Notes and the Preferred Securities, the “Offering Securities”)

The Notes bear interest at a fixed rate of 7.680% until September 2012, and thereafter at a variable rate of 90 day LIBOR plus 2.125%. The Notes mature in 30 years, and are callable by the Company at par on or after September 6, 2012. Interest on the Notes is payable quarterly, in arrears.

The proceeds of the Preferred Securities and Common Securities were used by the Trust to purchase the Notes. The terms of the Preferred Securities and the Notes are substantially identical. The interest payments by the Company on the Notes will be used by the Trust to pay the quarterly distributions to the holder of the Preferred Securities.

The net proceeds of the offering will be used by the Company for general corporate and working capital purposes.

The Trust is organized pursuant to an Amended and Restated Trust Agreement among the Company, as Depositor, Wilmington Trust Company, as Property Trustee and Delaware Trustee, and the Administrative Trustees named therein, dated June 7, 2007, which is filed as Exhibit 10.2 hereto (the “Trust Agreement”). The terms of the Preferred Securities and the Common Securities are set forth in the Trust Agreement, as well as in the Preferred Securities Certificate and the Common Securities Certificate attached as Exhibit C and Exhibit B, respectively, to the Trust Agreement.

The Notes were issued pursuant to a Junior Subordinated Indenture between the Company and Wilmington Trust Company, as Trustee, dated June 7, 2007, which is filed as Exhibit 10.1 hereto (the “Indenture”). The Indenture, along with the Notes, which is filed as Exhibit 4.1 hereto, set forth the terms and conditions of the Notes.

The sale of the Preferred Securities was effectuated pursuant to a Purchase Agreement among the Company, the Trust and Merrill Lynch International, dated June 7, 2007, which is filed as Exhibit 10.3 hereto (the “Purchase Agreement”). The Preferred Securities were issued pursuant to an exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), under Section 4(2) of the Securities Act.

The Indenture, Notes, Trust Agreement and Purchase Agreement (together, the “Offering Securities Agreements”) contain customary covenants. The Offering Securities Agreements contain customary events of default, including, without limitation, payment defaults, breaches of representations and warranties, covenant defaults and certain events of bankruptcy and insolvency.

The Trust is a separate legal and corporate entity with its own creditors who, in any liquidation of the Trust, would be entitled to be satisfied out of the Trust’s assets prior to any value in the Trust I becoming available to the Trust’s equity holders. The assets of the Trust are not available to pay obligations of its affiliates or any other party, and the assets of affiliates or any other party are not available to pay obligations of the Trust.

The foregoing description is qualified in its entirety by reference to the agreements which are attached as exhibits hereto and are incorporated herein by reference in their entirety.

ITEM 8.01	OTHER EVENTS.

The Company issued a press release to the news media announcing, among other things, the Company’s completion of the transaction described above.

A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference. The information in the press release is being furnished, not filed, pursuant to Item 8.01. Accordingly, the information in the press release will not be incorporated by reference into any registration statement filed by the Company under the Securities Act of 1933, as amended, unless specifically identified therein as being incorporated therein by reference.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

Exhibit No.	Description
4.1	Fixed/Floating Rate Junior Subordinated Note, dated June 7, 2007, by Medallion Financial Corp., in favor of Medallion Financing Trust I.

10.1	Junior Subordinated Indenture, dated as of June 7, 2007, between Medallion Financing Trust I and Wilmington Trust Company as trustee.

10.2	Amended and Restated Trust Agreement, dated as of June 7, 2007, among Medallion Financial Corp. as depositor, Wilmington Trust Company as property trustee and Delaware trustee and the Administrative Trustees named therein.

10.3	Purchase Agreement, dated as of June 7, 2007, among Medallion Financial Corp., Medallion Financing Trust I and Merrill Lynch International.

99.1	Press release, dated June 11, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDALLION FINANCIAL CORP.

By:	/s/ Larry D. Hall
Name:	Larry D. Hall
Title:	Chief Financial Officer

Date:	June 11, 2007

Exhibit Index

Exhibit No.	Description
4.1	Fixed/Floating Rate Junior Subordinated Note, dated June 7, 2007, by Medallion Financial Corp., in favor of Medallion Financing Trust I.

10.1	Junior Subordinated Indenture, dated as of June 7, 2007, between Medallion Financing Trust I and Wilmington Trust Company as trustee.

10.2	Amended and Restated Trust Agreement, dated as of June 7, 2007, among Medallion Financial Corp. as depositor, Wilmington Trust Company as property trustee and Delaware trustee and the Administrative Trustees named therein.

10.3	Purchase Agreement, dated as of June 7, 2007, among Medallion Financial Corp., Medallion Financing Trust I and Merrill Lynch International.

99.1	Press release, dated June 11, 2007.